Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

GATX CORPORATION REPORTS 2023 THIRD-QUARTER RESULTS
•Company expects to modestly exceed the high end of the previously announced 2023 full-year earnings guidance range
•Rail North America’s fleet utilization remained high at 99.3%; Lease Price Index (LPI) at positive 33.4%
•Aircraft spare engine portfolio benefiting from global air travel recovery
•Investment volume over $1.2 billion for the first nine months of 2023

CHICAGO, Oct. 24, 2023 - GATX Corporation (NYSE: GATX) today reported 2023 third-quarter net income of $52.5 million, or $1.44 per diluted share, compared to net income of $29.1 million, or $0.81 per diluted share, in the third quarter of 2022. The 2022 third-quarter results include a net negative impact of $10.8 million, or $0.31 per diluted share, from Tax Adjustments and Other Items.

Net income for the first nine months of 2023 was $193.2 million, or $5.30 per diluted share, compared to $107.5 million, or $2.99 per diluted share, in the prior year period. The 2023 year-to-date results include a net negative impact of $1.1 million, or $0.03 per diluted share, from Tax Adjustments and Other Items. The 2022 year-to-date results include a net negative impact of $55.2 million, or $1.54 per diluted share, from Tax Adjustments and Other Items. Details related to these items are provided in the attached Supplemental Information under Impact of Tax Adjustments and Other Items.

"Consistent with our initial outlook, the railcar leasing environment in North America remains robust," said Robert C. Lyons, president and chief executive officer of GATX. "Rail North America’s fleet utilization was 99.3% at the end of the third quarter and our renewal success rate was 83.6%. The renewal lease rate change of GATX’s Lease Price Index was positive 33.4% for the quarter, with an average renewal term of 65 months, as we continue to lengthen lease terms on many car types, thereby locking in attractive long-term cash flow.

"Rail International produced solid operating results and added a combined total of over 1,400 newly built railcars to its fleets in Europe and India. In addition, Rail Europe continued to experience higher renewal lease rates compared to expiring rates for the majority of car types in its fleet. In Portfolio Management, results were driven by strong performance at the Rolls-Royce and Partners Finance affiliates, as demand for international air passenger travel continues to strengthen."

Mr. Lyons added, "We continued to execute our strategy of pursuing attractively priced growth opportunities across our global businesses. Investment volume was over $360 million in the quarter and over $1.2 billion year to date."

Mr. Lyons concluded, “Based on year-to-date performance and our outlook for the remainder of the year, we expect our 2023 full-year earnings to modestly exceed the high end of our previously announced guidance range of $6.50–$6.90 per diluted share. This guidance excludes any impact from Tax Adjustments and Other Items.”

RAIL NORTH AMERICA
Rail North America reported segment profit of $66.1 million in the third quarter of 2023, compared to $64.3 million in the third quarter of 2022. Year-to-date 2023, Rail North America reported segment profit of $240.6 million, compared to $237.8 million for the same period of 2022. Higher 2023 third-quarter and year-to-date results were due to higher lease revenue and higher gains on asset dispositions, partially offset by higher interest and maintenance expenses.

At Sept. 30, 2023, Rail North America’s wholly owned fleet was composed of approximately 109,700 railcars, including over 9,000 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.

Fleet utilization was 99.3% at the end of the third quarter, compared to 99.3% at the end of the prior quarter and 99.6% at the end of the third quarter of 2022. During the third quarter, the renewal lease rate change of the GATX Lease Price Index (LPI) was positive 33.4%. This compares to positive 33.1% in the prior quarter and positive 18.8% in the third quarter of 2022. The average lease renewal term for all railcars included in the LPI during the third quarter was 65 months, compared to 61 months in the prior quarter and 52 months in the third quarter of 2022. The 2023 third-quarter renewal success rate was 83.6%, compared to 85.3% in the prior quarter and 87.2% in the third quarter of 2022. Rail North America’s investment volume during the third quarter was $197.0 million.

Additional fleet statistics, including information on the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided in the attached Supplemental Information under Rail North America Statistics.

RAIL INTERNATIONAL
Rail International’s segment profit was $28.2 million in the third quarter of 2023, compared to $14.5 million in the third quarter of 2022. Year-to-date 2023, Rail International reported segment profit of $79.0 million, compared to $67.7 million for the same period of 2022. The third-quarter and year-to-date 2022 segment results include a net negative impact of $10.8 million from Tax Adjustments and Other Items. Additional details are provided in the attached Supplemental Information under Impact of Tax Adjustments and Other Items.

2023 third-quarter results were driven by higher lease revenue, predominately due to more cars on lease. 2023 year-to-date results were favorably impacted by more railcars on lease and negatively impacted by changes in foreign currency exchange rates.

At Sept. 30, 2023, GATX Rail Europe’s (GRE) fleet consisted of over 29,100 cars. Utilization was 96.0%, compared to 96.9% at the end of the prior quarter and 99.4% at the end of the third quarter of 2022. Additional fleet statistics for GRE and Rail India are provided in the attached Supplemental Information under Rail Europe and Rail India Statistics.

PORTFOLIO MANAGEMENT
Portfolio Management reported segment profit of $20.2 million in the third quarter of 2023, compared to $11.2 million in the third quarter of 2022. Year-to-date 2023, Portfolio Management reported segment profit of $75.1 million, compared to a segment loss of $8.4 million for the same period of 2022. 2023 and 2022 year-to-date results include net negative impacts of $1.4 million and $46.8 million, respectively, from Tax Adjustments and Other Items. Additional details are provided in the attached Supplemental Information under Impact of Tax Adjustments and Other Items.

Excluding these impacts, higher 2023 third-quarter and year-to-date results were driven by increased earnings from the Rolls-Royce and Partners Finance (RRPF) affiliates and GATX Engine Leasing, the Company’s wholly owned engine portfolio. Higher affiliate earnings from RRPF was due to improved performance across the existing engine leasing portfolio and higher remarketing income.

COMPANY DESCRIPTION
At GATX Corporation (NYSE: GATX), we empower our customers to propel the world forward. GATX leases transportation assets including railcars, aircraft spare engines and tank containers to customers worldwide. Our mission is to provide innovative, unparalleled service that enables our customers to transport what matters safely and sustainably while championing the well-being of our employees and communities. Headquartered in Chicago, Illinois since its founding in 1898, GATX has paid a quarterly dividend, uninterrupted, since 1919.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2023 third-quarter results. Call details are as follows:

Tuesday, October 24, 2023
11 a.m. Eastern Time
Domestic Dial-In: 1-888-660-6118
International Dial-In: 1-929-203-1802
Replay: 1-800-770-2030 or 1-647-362-9199 / Access Code: 2548217

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. A replay will be available on the same site starting at 2 p.m. (Eastern Time), October 24, 2023.

AVAILABILITY OF INFORMATION ON GATX'S WEBSITE
Investors and others should note that GATX routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the GATX Investor Relations website. While not all of the information that the Company posts to the GATX Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in GATX to review the information that it shares on www.gatx.com under the “Investors” tab.

FORWARD-LOOKING STATEMENTS
Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2022 and in any subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•the impact of the ongoing military action between Russia and Ukraine, including sanctions and countermeasures, on domestic and global economic and geopolitical conditions in general, including supply chain challenges and disruptions
•the duration and effects of the global COVID-19 pandemic and measures taken in response, including adverse impacts on our operations, commercial activity, supply chain, the demand for our transportation assets, the value of our assets, our liquidity, and macroeconomic conditions
•exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving transportation assets
•inability to maintain our transportation assets on lease at satisfactory rates due to oversupply of assets in the market or other changes in supply and demand
•a significant decline in customer demand for our transportation assets or services, including as a result of:
◦weak macroeconomic conditions or increased interest rates
◦weak market conditions in our customers' businesses
◦adverse changes in the price of, or demand for, commodities
◦changes in railroad operations, efficiency, pricing and service offerings, including those related to "precision scheduled railroading" or labor strikes or shortages
◦changes in, or disruptions to, supply chains
◦availability of pipelines, trucks, and other alternative modes of transportation
◦changes in conditions affecting the aviation industry, including reduced demand for air travel, geographic exposure and customer concentrations
◦other operational or commercial needs or decisions of our customers
◦customers' desire to buy, rather than lease, our transportation assets
•higher costs associated with increased assignments of our transportation assets following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
•events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure

•financial and operational risks associated with long-term purchase commitments for transportation assets
•reduced opportunities to generate asset remarketing income
•inability to successfully consummate and manage ongoing acquisition and divestiture activities
•reliance on Rolls-Royce in connection with our aircraft spare engine leasing businesses, and the risks that certain factors that adversely affect Rolls-Royce could have an adverse effect on our businesses
•fluctuations in foreign exchange rates
•prolonged inflation or deflation
•inability to attract, retain, and motivate qualified personnel, including key management personnel
•failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•asset impairment charges we may be required to recognize
•deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•competitive factors in our primary markets, including competitors with significantly lower costs of capital
•risks related to our international operations and expansion into new geographic markets, including laws, regulations, tariffs, taxes, treaties or trade barriers affecting our activities in the countries where we do business
•changes in, or failure to comply with, laws, rules, and regulations
•U.S. and global political conditions
•inability to obtain cost-effective insurance
•environmental liabilities and remediation costs
•potential obsolescence of our assets
•inadequate allowances to cover credit losses in our portfolio
•operational, functional and regulatory risks associated with climate change, severe weather events and natural disasters, and other environmental, social and governance matters
•inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business
•changes in assumptions, increases in funding requirements or investment losses in our pension and post-retirement plans
•inability to maintain effective internal control over financial reporting and disclosure controls and procedures

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Shari Hellerman
Senior Director, Investor Relations, ESG, and External Communications
312-621-4285
shari.hellerman@gatx.com

(10/24/23)

GATX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
Revenues
Lease revenue	$317.2	$292.4	$927.8	$860.6
Marine operating revenue	0.6	4.8	6.1	16.2
Other revenue	42.3	23.8	108.3	73.5
Total Revenues	360.1	321.0	1,042.2	950.3
Expenses
Maintenance expense	87.9	75.9	254.1	221.3
Marine operating expense	1.0	3.6	5.4	11.7
Depreciation expense	96.2	88.7	278.1	268.2
Operating lease expense	9.0	9.0	27.0	27.1
Other operating expense	12.0	8.7	34.0	28.7
Selling, general and administrative expense	51.0	47.6	153.4	142.7
Total Expenses	257.1	233.5	752.0	699.7
Other Income (Expense)
Net gain on asset dispositions	16.9	3.9	105.1	53.4
Interest expense, net	(68.1)	(53.6)	(190.8)	(156.7)
Other income (expense)	1.8	(2.5)	(7.1)	(15.8)
Income before Income Taxes and Share of Affiliates’ Earnings	53.6	35.3	197.4	131.5
Income taxes	(14.5)	(13.7)	(52.3)	(38.8)
Share of affiliates’ earnings, net of taxes	13.4	7.5	48.1	14.8
Net Income	$52.5	$29.1	$193.2	$107.5

Share Data
Basic earnings per share	$1.44	$0.82	$5.32	$3.04
Average number of common shares	35.7	35.2	35.6	35.4

Diluted earnings per share	$1.44	$0.81	$5.30	$2.99
Average number of common shares and common share equivalents	35.8	35.7	35.7	35.9

Dividends declared per common share	$0.55	$0.52	$1.65	$1.56

GATX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	September 30	December 31
	2023	2022
Assets
Cash and Cash Equivalents	$203.1	$303.7
Restricted Cash	0.1	0.3
Short-Term Investments	—	148.5
Receivables
Rent and other receivables	75.2	71.4
Finance leases (as lessor)	135.4	96.5
Less: allowance for losses	(5.7)	(5.9)
	204.9	162.0

Operating Assets and Facilities	12,576.5	11,675.0
Less: allowance for depreciation	(3,561.1)	(3,424.7)
	9,015.4	8,250.3
Lease Assets (as lessee)
Right-of-use assets, net of accumulated depreciation	220.2	243.5
	220.2	243.5

Investments in Affiliated Companies	626.9	575.1
Goodwill	116.0	117.2
Other Assets ($11.9 and $40.0 related to assets held for sale)	260.9	271.4
Total Assets	$10,647.5	$10,072.0

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$221.6	$202.2
Debt
Commercial paper and borrowings under bank credit facilities	12.3	17.3
Recourse	6,835.6	6,431.5
	6,847.9	6,448.8
Lease Obligations (as lessee)
Operating leases	233.2	257.9
	233.2	257.9

Deferred Income Taxes	1,072.2	1,031.5
Other Liabilities	98.1	102.0
Total Liabilities	8,473.0	8,042.4
Total Shareholders’ Equity	2,174.5	2,029.6
Total Liabilities and Shareholders’ Equity	$10,647.5	$10,072.0

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2023
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$225.2	$75.6	$8.1	$8.3	$317.2
Marine operating revenue	—	—	0.6	—	0.6
Other revenue	22.7	3.6	13.7	2.3	42.3
Total Revenues	247.9	79.2	22.4	10.6	360.1
Expenses
Maintenance expense	69.4	17.1	—	1.4	87.9
Marine operating expense	—	—	1.0	—	1.0
Depreciation expense	66.9	17.5	8.4	3.4	96.2
Operating lease expense	9.0	—	—	—	9.0
Other operating expense	6.5	2.7	2.1	0.7	12.0
Total Expenses	151.8	37.3	11.5	5.5	206.1
Other Income (Expense)
Net gain on asset dispositions	15.5	0.9	0.2	0.3	16.9
Interest (expense) income, net	(46.6)	(14.5)	(8.7)	1.7	(68.1)
Other income (expense)	1.2	(0.1)	(0.2)	0.9	1.8
Share of affiliates' pre-tax (losses) earnings	(0.1)	—	18.0	—	17.9
Segment profit	$66.1	$28.2	$20.2	$8.0	$122.5
Less:
Selling, general and administrative expense					51.0
Income taxes (includes $4.5 related to affiliates' earnings)					19.0
Net income					$52.5

Selected Data:
Investment volume	$197.0	$129.6	$28.3	$9.0	$363.9

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$13.0	$—	$—	$0.1	$13.1
Residual sharing income	0.1	—	0.2	—	0.3
Non-remarketing net gains (1)	2.4	0.9	—	0.2	3.5
	$15.5	$0.9	$0.2	$0.3	$16.9
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2022
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$211.3	$65.3	$8.3	$7.5	$292.4
Marine operating revenue	—	—	4.8	—	4.8
Other revenue	20.0	2.3	—	1.5	23.8
Total Revenues	231.3	67.6	13.1	9.0	321.0
Expenses
Maintenance expense	62.4	12.8	—	0.7	75.9
Marine operating expense	—	—	3.6	—	3.6
Depreciation expense	65.3	16.8	3.7	2.9	88.7
Operating lease expense	9.0	—	—	—	9.0
Other operating expense	6.0	1.5	0.6	0.6	8.7
Total Expenses	142.7	31.1	7.9	4.2	185.9
Other Income (Expense)
Net gain (loss) on asset dispositions	13.3	(10.3)	0.8	0.1	3.9
Interest expense, net	(36.5)	(11.2)	(4.6)	(1.3)	(53.6)
Other (expense) income	(1.4)	(0.5)	0.1	(0.7)	(2.5)
Share of affiliates' pre-tax earnings	0.3	—	9.7	—	10.0
Segment profit	$64.3	$14.5	$11.2	$2.9	$92.9
Less:
Selling, general and administrative expense					47.6
Income taxes (includes $2.5 related to affiliates' earnings)					16.2
Net income					$29.1

Selected Data:
Investment volume	$142.5	$50.1	$—	$10.8	$203.4

Net Gain (Loss) on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$8.8	$0.3	$—	$—	$9.1
Residual sharing income	0.2	—	0.8	—	1.0
Non-remarketing net gains (1)	4.3	0.2	—	0.1	4.6
Asset impairments	—	(10.8)	—	—	(10.8)
	$13.3	$(10.3)	$0.8	$0.1	$3.9
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2023
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$659.2	$219.1	$24.5	$25.0	$927.8
Marine operating revenue	—	—	6.1	—	6.1
Other revenue	68.0	9.6	24.6	6.1	108.3
Total Revenues	727.2	228.7	55.2	31.1	1,042.2
Expenses
Maintenance expense	203.1	47.6	—	3.4	254.1
Marine operating expense	—	—	5.4	—	5.4
Depreciation expense	198.5	49.8	19.9	9.9	278.1
Operating lease expense	27.0	—	—	—	27.0
Other operating expense	20.2	7.2	4.4	2.2	34.0
Total Expenses	448.8	104.6	29.7	15.5	598.6
Other Income (Expense)
Net gain on asset dispositions	97.4	2.4	4.7	0.6	105.1
Interest (expense) income, net	(133.4)	(40.5)	(20.9)	4.0	(190.8)
Other (expense) income	(1.3)	(7.0)	(0.5)	1.7	(7.1)
Share of affiliates' pre-tax (losses) earnings	(0.5)	—	66.3	—	65.8
Segment profit	$240.6	$79.0	$75.1	$21.9	$416.6
Less:
Selling, general and administrative expense					153.4
Income taxes (includes $17.7 related to affiliates' earnings)					70.0
Net income					$193.2

Selected Data:
Investment volume	$654.8	$288.0	$267.3	$27.4	$1,237.5

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$88.4	$0.5	$5.5	$0.3	$94.7
Residual sharing income	0.3	—	0.4	—	0.7
Non-remarketing net gains (1)	8.7	1.9	—	0.3	10.9
Asset impairments	—	—	(1.2)	—	(1.2)
	$97.4	$2.4	$4.7	$0.6	$105.1
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2022
(In millions)

	Rail North America	Rail International	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$615.0	$199.4	$24.8	$21.4	$860.6
Marine operating revenue	—	—	16.2	—	16.2
Other revenue	61.8	6.5	0.1	5.1	73.5
Total Revenues	676.8	205.9	41.1	26.5	950.3
Expenses
Maintenance expense	180.1	39.0	—	2.2	221.3
Marine operating expense	—	—	11.7	—	11.7
Depreciation expense	193.7	52.0	13.6	8.9	268.2
Operating lease expense	27.1	—	—	—	27.1
Other operating expense	19.2	6.0	1.7	1.8	28.7
Total Expenses	420.1	97.0	27.0	12.9	557.0
Other Income (Expense)
Net gain (loss) on asset dispositions	90.0	(7.9)	(29.1)	0.4	53.4
Interest expense, net	(105.8)	(33.5)	(13.9)	(3.5)	(156.7)
Other (expense) income	(3.4)	0.2	—	(12.6)	(15.8)
Share of affiliates' pre-tax earnings	0.3	—	20.5	—	20.8
Segment profit (loss)	$237.8	$67.7	$(8.4)	$(2.1)	$295.0
Less:
Selling, general and administrative expense					142.7
Income taxes (includes $6.0 related to affiliates' earnings)					44.8
Net income					$107.5

Selected Data:
Investment volume	$676.6	$177.8	$—	$33.5	$887.9

Net Gain (Loss) on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$74.4	$1.0	$—	$0.2	$75.6
Residual sharing income	2.3	—	2.4	—	4.7
Non-remarketing net gains (1)	13.3	1.9	—	0.2	15.4
Asset impairments	—	(10.8)	(31.5)	—	(42.3)
	$90.0	$(7.9)	$(29.1)	$0.4	$53.4
__________
(1) Includes net gains (losses) from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of Tax Adjustments and Other Items on Net Income (1)

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
Net income (GAAP)	$52.5	$29.1	$193.2	$107.5
Adjustments attributable to consolidated pre-tax income:
Loss on Specialized Gas Vessels at Portfolio Management (2)	$—	$—	$1.4	$31.5
Net loss (gain) on Rail Russia at Rail International (3)	—	10.8	(0.3)	10.8
Environmental remediation costs (4)	—	—	—	5.9
Total adjustments attributable to consolidated pre-tax income	$—	$10.8	$1.1	$48.2
Income taxes thereon, based on applicable effective tax rate	$—	$—	$—	$(1.5)
Other income tax adjustments attributable to consolidated income:
Income tax rate change (5)	—	—	—	(3.0)
Total other income tax adjustments attributable to consolidated income	$—	$—	$—	$(3.0)
Adjustments attributable to affiliates' earnings, net of taxes:
Aircraft spare engine impairment at RRPF (6)	—	—	—	11.5
Total adjustments attributable to affiliates' earnings, net of taxes	$—	$—	$—	$11.5
Net income, excluding tax adjustments and other items (non-GAAP)	$52.5	$39.9	$194.3	$162.7

Impact of Tax Adjustments and Other Items on Diluted Earnings per Share (1)

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
Diluted earnings per share (GAAP)	$1.44	$0.81	$5.30	$2.99
Diluted earnings per share, excluding tax adjustments and other items (non-GAAP)	$1.44	$1.12	$5.33	$4.53
_________
(1)    In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income and diluted earnings per share because we believe these items are not attributable to our business operations. Management utilizes net income, excluding tax adjustments and other items, when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.
(2)    In the second quarter of 2022, we made the decision to sell the Specialized Gas Vessels. As a result, we recorded losses in 2022 associated with the impairments of these assets. In 2023, we recorded gains and losses associated with the impairments and subsequent sales of these assets.
(3)    In the third quarter of 2022, we made the decision to exit our rail business in Russia ("Rail Russia") and recorded losses in 2022 associated with the impairment of the net assets. In the first quarter of 2023, we sold Rail Russia and recorded a gain on the final sale of this business.
(4)    Reserve recorded as part of an executed agreement for anticipated remediation costs at a previously owned property, sold in 1974.
(5)    Deferred income tax adjustment due to an enacted corporate income tax rate reduction in Austria in 2022.
(6)    Impairment losses related to aircraft spare engines in Russia that RRPF does not expect to recover.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)

	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Total Assets, Excluding Cash and Short-Term Investments, by Segment
Rail North America	$6,760.5	$6,671.3	$6,610.8	$6,439.1	$6,405.4
Rail International	1,951.5	1,902.3	1,801.2	1,731.3	1,554.3
Portfolio Management	1,363.8	1,328.6	1,089.6	1,084.8	970.9
Other	368.5	370.2	368.9	364.3	348.2
Total Assets, excluding cash and short-term investments	$10,444.3	$10,272.4	$9,870.5	$9,619.5	$9,278.8
Debt and Lease Obligations, Net of Unrestricted Cash and Short-Term Investments
Unrestricted cash and short-term investments	$(203.1)	$(317.5)	$(177.4)	$(452.2)	$(596.3)
Commercial paper and bank credit facilities	12.3	10.9	20.3	17.3	16.3
Recourse debt	6,835.6	6,785.6	6,360.9	6,431.5	6,353.1
Operating lease obligations	233.2	241.1	246.2	257.9	259.0
Total debt and lease obligations, net of unrestricted cash and short-term investments	$6,878.0	$6,720.1	$6,450.0	$6,254.5	$6,032.1
Total recourse debt (1)	$6,878.0	$6,720.1	$6,450.0	$6,254.5	$6,032.1
Shareholders’ Equity	$2,174.5	$2,178.9	$2,101.5	$2,029.6	$1,940.5
Recourse Leverage (2)	3.2	3.1	3.1	3.1	3.1
  _________
(1)    Includes recourse debt, commercial paper and bank credit facilities, and operating and finance lease obligations, net of unrestricted cash and short-term investments.
(2)    Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets to Total Assets, Excluding Cash and Short-Term Investments
Total Assets	$10,647.5	$10,590.1	$10,048.1	$10,072.0	$9,875.4
Less: cash and short-term investments	(203.2)	(317.7)	(177.6)	(452.5)	(596.6)
Total Assets, excluding cash and short-term investments	$10,444.3	$10,272.4	$9,870.5	$9,619.5	$9,278.8

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	33.4%	33.1%	28.3%	24.4%	18.8%
Average renewal term (months)	65	61	55	52	52
Renewal Success Rate (2)	83.6%	85.3%	77.9%	85.7%	87.2%
Fleet Rollforward (3)
Beginning balance	100,585	101,219	100,954	101,289	101,272
Cars added	791	358	1,816	583	772
Cars scrapped	(292)	(316)	(324)	(486)	(506)
Cars sold	(428)	(676)	(1,227)	(432)	(249)
Ending balance	100,656	100,585	101,219	100,954	101,289
Utilization	99.3%	99.3%	99.3%	99.5%	99.6%
Average active railcars	99,796	100,230	100,552	100,618	100,783
Boxcar Fleet Rollforward
Beginning balance	8,959	8,789	8,663	10,224	10,315
Cars added	316	279	229	106	—
Cars scrapped	(95)	(109)	(103)	(94)	(91)
Cars sold	(93)	—	—	(1,573)	—
Ending balance	9,087	8,959	8,789	8,663	10,224
Utilization	99.7%	99.8%	100.0%	99.9%	100.0%
Average active railcars	8,985	8,855	8,720	9,032	10,267
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (4)	79.7%	78.9%	79.5%	78.9%	80.1%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (5)	0.3%	0.6%	(0.3)%	(0.3)%	0.1%
Year-over-year Change in U.S. Carloadings (chemical) (5)	(2.6)%	(4.5)%	(6.8)%	—%	3.1%
Year-over-year Change in U.S. Carloadings (petroleum) (5)	10.5%	9.6%	12.3%	(7.6)%	(10.4)%
Production Backlog at Railcar Manufacturers (6)	n/a (7)	59,878	56,062	59,698	61,415
_________
(1)    GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures renewal activity for our North American railcar fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate. The average renewal lease term is reported in months and reflects the average renewal lease term in the LPI.
In the second quarter of 2023, we modified the methodology of the LPI calculation to more consistently reflect actual trends in renewal lease rates and renewal lease terms across the North American non-boxcar fleet. We believe this modification will provide investors and other constituents with a more complete representation of lease rate and term performance. The prior period LPI metrics presented above have been updated to reflect the change in calculation. For further details, please see the GATX press release dated July 6, 2023.
(2)    The renewal success rate represents the percentage of railcars on expiring leases that were renewed with the existing lessee. The renewal success rate is an important metric because railcars returned by our customers may remain idle or incur additional maintenance and freight costs prior to being leased to new customers.
(3)    Excludes boxcar fleet.
(4)    As reported and revised by the Federal Reserve.
(5)    As reported by the Association of American Railroads (AAR).
(6)    As reported by the Railway Supply Institute (RSI).
(7)    Not available, not published as of the date of this release.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Rail Europe Statistics
Fleet Rollforward
Beginning balance	28,759	28,461	28,005	27,701	27,470
Cars added	446	376	502	362	277
Cars scrapped/sold	(103)	(78)	(46)	(58)	(46)
Ending balance	29,102	28,759	28,461	28,005	27,701
Utilization	96.0%	96.9%	98.5%	99.3%	99.4%
Average active railcars	27,884	27,973	27,931	27,658	27,489

Rail India Statistics
Fleet Rollforward
Beginning balance	6,927	6,351	5,872	5,564	5,503
Cars added	957	576	479	308	61
Ending balance	7,884	6,927	6,351	5,872	5,564
Utilization	100.0%	100.0%	100.0%	100.0%	100.0%
Average active railcars	7,366	6,584	6,038	5,703	5,518